                         CONSENT OF DYKEMA GOSSETT PLLC

We consent to the filing of a form of our tax opinions as an exhibit to the Registration Statement on Form N-14 of John Hancock Trust to be filed with the Securities and Exchange Commission on or about July 25, 2008 and to the references made to our firm therein and in any amendments thereto.


/s/ Dykema Gossett PLLC

400 Renaissance Center
Detroit, Michigan
July 25, 2008